                                                                  EXHIBIT 99.3

                              SILICON VALLEY BANK

                          AMENDMENT TO LOAN AGREEMENT


BORROWER:      VITALCOM INC., A DELAWARE CORPORATION (FORMERLY KNOWN AS
               ACCUCORE, INC., SUCCESSOR BY MERGER TO PACIFIC COMMUNICATIONS,
               INC., A CALIFORNIA CORPORATION)

ADDRESS:       15222 Del Amo Avenue Tustin, CA 92780

Date:          August 6,1996


THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

     The Parties agree to amend the Loan and Security Agreement between them dated February 26, 1993, as amended by that Amendment to Loan Agreement dated December 21, 1993, as amended by that Amendment to Loan Agreement dated April 27, 1994, as amended by that Amendment to Loan Agreement dated May 5, 1995, as amended by that Amendment to Loan Agreement dated May 30, 1995, as amended by that Amendment to Loan Agreement dated December 27, 1995 (the "December 1995 Amendment"), and as otherwise amended from time to time (the "Loan Agreement"; terms defined in the Loan Agreement are used herein as therein defined), as follows, effective as of the date hereof. The Maturity Date set forth in the December 1995 Amendment was May 5, 1996, and effective upon such date the Loan Agreement was terminated. Effective as of the date hereof, the Loan Agreement is considered to be revived and in full force and effect.

     1. AMENDED SCHEDULE. The Schedule to the Loan Agreement is amended effective on the date hereof, to read as set forth on the Schedule hereto.

     2. MODIFIED SECTION 2.2. Section 2.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "2.2 CONDITIONAL GRANT OF SECURITY INTEREST IN COLLATERAL. Upon the occurrence of an Event of Default arising from the Borrower's non-compliance with any of the financial covenants set forth in the Loan Agreement while any monetary Obligations are outstanding (the "Granting Condition"), the following shall considered to be immediately and fully effective at such time, without any further action on the part of Silicon or Borrower: Borrower hereby grants Silicon a continuing security interest in all of the Borrower's interest in the Collateral (as defined below in Section 2.2A) as security for all Obligations (such grant of a security interest is referred to herein as the "Grant"). Until such time that the Granting Condition has occurred, the Grant shall not be considered effective. Borrower agrees to take such actions and execute such documentation as Silicon determines is necessary or desirable in order to effectuate



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SILICON VALLEY BANK                                 AMENDMENT TO LOAN AGREEMENT



         the Grant and to allow Silicon to perfect its security interest in the Collateral at such time as the Grant becomes effective.

         2.2A  COLLATERAL.  The following is referred to as the "COLLATERAL":
         (a) All accounts contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owing to the Borrower; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the Borrower 5 business, and all warehouse receipts and other documents; and (c) All equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, parts, dies, and jigs;
         (d) All general intangibles including, but not limited to, deposit accounts, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, security deposits, loan commitment fees, federal, state and local tax refunds and claims, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchises of every kind; (e) All books and records, whether stored on computers or otherwise maintained; and (f) All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing."

     3. MODIFICATION TO SECTION 3.7. SECTION 3.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

         "3.7 FINANCIAL CONDITION AND STATEMENTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated subject to normal year-end adjustments. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of the Borrower. The Borrower is now and will continue to be solvent. The Borrower will provide Silicon: (i) Within the earlier of (A) 45 days after the end of each quarter or (B) 5 days after the earlier of the date the report 10-Q is filed or is required to be filed with the Securities and Exchange Commission ("SEC") with respect to Borrower, such 10-Q report, a quarterly financial statement prepared by Borrower, and a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, certifying that throughout such quarter the Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth on the Schedule and such other information as Silicon shall reasonably request (the "Compliance Certificate"); (iii) within the earlier of (A) 90 days after the end of Borrower's fiscal year or (B) 5 days after the earlier of the date the report 10-K is filed or is required to be filed with the Securities and Exchange Commission with respect to Borrower, such 10-K report, complete annual financial statements, certified by



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SILICON VALLEY BANK                                 AMENDMENT TO LOAN AGREEMENT


         Deloitte & Touche or other independent certified public accountants acceptable to Silicon, and a Compliance Certificate for the quarter then ended; PROVIDED, however, with respect to the 10-Q and 10-K reports referred to above, if (x) Borrower applies for and obtains an extension from the SEC for the delivery of such reports to the SEC, (y) Borrower provides Silicon with evidence of the SEC's grant of such extension, and (z) such extension is not 30 days beyond the regular submission date for such reports, then the required dates for the submission of financial information and reports set forth in this
         Section 3.7 shall be deemed to be modified to the date of the extension so granted by the SEC."

     4. REFERENCES IN LOAN AGREEMENT; ETC. Until such time that Grant has become effective, Borrower and Silicon hereby agree that all references to the security interest or lien of Silicon in the Collateral are deemed not to be in effect; PROVIDED upon the effectiveness of the Grant, such provisions and such references shall immediately be deemed to be in full force and effect, without any further action or notice by Silicon or Borrower.

     5. FEE. It is acknowledged that Borrower has paid to Silicon a fee in the amount of $8,250 in connection with this Amendment, which shall be in addition to all interest and all other fees payable to Silicon and shall be non-refundable. At such time that any Loans are made hereunder, Borrower shall, prior to Silicon's making of any such Loan, pay to Silicon a further fee of $8,250, which shall be in addition to all interest and all other fees payable to Silicon and shall be non-refundable.

     6. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment shall be controlling in the event of any conflicts between any prior written agreements and amendments between Silicon and the BORROWER, on the one hand, and this Amendment.


BORROWER:                                  SILICON:


VITALCOM INC., a Delaware corporation      SILICON VALLEY BANK


By /s/ DAVID L. SCHLOTTERBECK              /s/ K. CHAMBERLIN for Bonnie J. Renta
-----------------------------              -------------------------------------
President or Vice President                    V.P.


By /s/ SHELLEY B. THUNEN
-----------------------------
Secretary or Ass't Secretary



                                      (3)




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SILICON VALLEY BANK                                  SCHEDULE TO LOAN AGREEMENT



                              SILICON VALLEY BANK

                                  SCHEDULE TO

                          LOAN AND SECURITY AGREEMENT

BORROWER:      VITALCOM INC., A DELAWARE CORPORATION (FORMERLY KNOWN AS
               ACCUCORE, INC., SUCCESSOR BY MERGER TO PACIFIC COMMUNICATIONS,
               INC., A CALIFORNIA CORPORATION)

ADDRESS:       15222 DEL AMO AVENUE
               TUSTIN, CA 92780

DATE:          AUGUST 6,1996

CREDIT LIMIT                      An amount equal to $5,000,000.
(Section 1.1):

  LETTERS OF CREDIT               Silicon, in its reasonable discretion, will
                                  from time to time during the term of this Agreement issue letters of credit for the account of the Borrower ("Letters of Credit"), in an aggregate amount at any one time outstanding not to exceed $250,000, upon the request of the Borrower, provided that, on the date the Letters of Credit are to be issued, Borrower has available to it Loans in an amount equal to or greater than the face amount of the Letters of Credit to be issued.
                                  Prior to the issuance of any Letters of
                                  Credit, Borrower shall execute and deliver to Silicon Applications for Letters of Credit and such other documentation as Silicon shall specify (the "Letter of Credit
                                  Documentation"). Fees for the Letters of Credit shall be as provided in the Letter of Credit Documentation.

                                  The Credit Limit set forth above and the Loans available under this Agreement at any time shall be reduced by the face amount of Letters of Credit from time to time outstanding.


  INTEREST RATE (SECTION 1.2):    A rate equal to the "Prime Rate" in effect
                                  from time to time.  Interest shall be
                                  calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime
                                  Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.



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SILICON VALLEY BANK                                 SCHEDULE TO LOAN AGREEMENT



LOAN ORIGINATION FEE              Per the Amendment to Loan Agreement of even
(Section 1.3):                    date. (Section 3.10):

MATURITY DATE                     AUGUST 5, 1997.
(Section 5.1):

PRIOR NAMES OF BORROWER           ACCUCORE, INC., PACIFIC COMMUNICATIONS, INC.
(Section 3.2):

TRADE NAMES OF BORROWER           ACCUCORE
(Section 3.2):

OTHER LOCATIONS AND ADDRESSES     NONE
(Section 3.3):

MATERIAL ADVERSE LITIGATION       NONE

NEGATIVE COVENANTS-EXCEPTIONS     Without Silicon's prior written consent,
(Section 4.6):                    Borrower may do the following, provided that,
                                  after giving effect thereto, no Event of Default has occurred and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) repurchase shares of
                                  Borrower's stock, provided that the total amount paid by Borrower for such stock does not exceed $250,000 in any fiscal year.

FINANCIAL COVENANTS               Borrower shall comply with all of the
(Section 4.1):                    following covenants. Compliance shall be
                                  determined as of the end of each calendar quarter, except as otherwise specifically provided below:

    QUICK ASSET RATIO:            Borrower shall maintain a ratio of "Quick
                                  Assets" to current liabilities of not less than 2.00 to 1.

    TANGIBLE NET WORTH:           Borrower shall maintain a tangible net worth
                                  of not less than $25,000,000.

    DEBT TO TANGIBLE NET          Borrower shall maintain a ratio of total
    WORTH RATIO:                  liabilities to tangible net worth of not more
                                  than 1.00 to 1.

    PROFITABILITY:                Borrower shall not incur a loss (after taxes)
                                  for any fiscal quarter, other than in a single fiscal quarter during any calendar year in which Borrower shall not incur a loss (after taxes) in an amount greater than $500,000.

    DEFINITIONS:                  "Current assets," and "current liabilities"
                                  shall have the meanings ascribed to them in accordance with generally accepted accounting principles.

                                  "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted



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SILICON VALLEY BANK                                  SCHEDULE TO LOAN AGREEMENT


                                  accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

                                  "Quick Assets" means cash on hand or on
                                  deposit in banks, readily marketable
                                  securities issued by the United States,
                                  readily marketable commercial paper rated
                                  "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

    SUBORDINATED DEBT:            "Liabilities" for purposes of the foregoing
                                  covenants do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon.

OTHER COVENANTS                   Borrower shall at all times comply with all of
(Section 4.1):                    the following additional covenants:

                                  1. BANKING RELATIONSHIP. Borrower shall at all times maintain its primary operating banking relationship with Silicon.

                                  2. 30 DAY CLEAN-UP PERIOD.  Borrower shall
                                      have no monetary Obligations outstanding for a period of 30 consecutive days during the term hereof.

                                  3. INDEBTEDNESS.  Without limiting any of the
                                      foregoing terms or provisions of this
                                      Agreement, Borrower shall not in the
                                      future incur indebtedness for borrowed
                                      money, except for (i) indebtedness to
                                      Silicon, and (ii) indebtedness incurred in the future for the purchase price of or lease of equipment.

                                  4. UCCS. Borrower is concurrently delivering to Silicon UCC-1 financing statements, and it is understood and agreed that such financing statements shall not be considered effective unless and until the Grant is effective. At such time Silicon shall be permitted to file such financing statements immediately.

                                  5.  TERMINATION OR AGREEMENT.  Borrower and
                                      Silicon hereby agree that this Agreement may be terminated by Borrower's written notice to Silicon when no Obligations are outstanding or otherwise have been paid and performed in full.

                                        BORROWER:

                                        VITALCOM INC.



                                        By /s/ DAVID L. SCHLOTTERBECK
                                        -----------------------------
                                          President or Vice President


                                        By /s/ SHELLEY B. THUNEN
                                        -----------------------------
                                         Secretary or Ass't Secretary


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
SILICON VALLEY BANK                                  SCHEDULE TO LOAN AGREEMENT




                              SILICON VALLEY BANK

                         AMENDMENT TO LOAN AGREEMENT


BORROWER:     VITALCOM INC., A DELAWARE CORPORATION

ADDRESS:      15222 DEL AMO AVENUE TUSTIN, CA 92780

DATE:         SEPTEMBER 25, 1996


        THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

        The Parties agree to amend the Loan and Security Agreement between them dated February 26, 1993, as amended by that Amendment to Loan Agreement dated December 21, 1993, as amended by that Amendment to Loan Agreement dated April 27, 1994, as amended by that Amendment to Loan Agreement dated May 5, 1995, as amended by that Amendment to Loan Agreement dated May 30, 1995, as amended by that Amendment to Loan Agreement dated December 27, 1995 (the "December 1995 Amendment"), as amended by that Amendment to Loan Agreement dated August 6, 1996 and as otherwise amended from time to time (the "Loan Agreement"; terms defined in the Loan Agreement are used herein as therein defined), as follows, effective as of the date hereof.

        1. AMENDED FINANCIAL COVENANTS. The section of the Schedule to the Loan Agreement entitled "Financial Covenants (Section 4.1)" is amended effective as of the date hereof to read as follows:

    "FINANCIAL COVENANTS          Borrower shall comply with all of the
    (Section 4.1):                following covenants. Compliance shall be
                                  determined as of the end of each calendar quarter, except as otherwise specifically provided below:

    QUICK ASSET RATIO:            Borrower shall maintain a ratio of "Quick
                                  Assets" to current liabilities of not less than 2.00 to 1.

    TANGIBLE NET WORTH:           Borrower shall maintain a tangible net worth
                                  of not less than $22,500,000.

    DEBT TO TANGIBLE              Borrower shall maintain a ratio of total
    NET WORTH RATIO:              liabilities to tangible net worth of not more
                                  than 1.00 to 1.


    MINIMUM CASH COVERAGE:        Borrower shall maintain an aggregate total of
                                  cash and marketable securities (valued at market value) in an amount at



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SILICON VALLEY BANK                                 AMENDMENT TO LOAN AGREEMENT





                                  least equal to the product of two times the maximum amount of the Credit Limit.

    DEFINITIONS:                  "Current assets," and "current liabilities"
                                  shall have the meanings ascribed to them in accordance with generally accepted accounting principles.

                                  "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

                                  "Quick Assets" means cash on hand or on
                                  deposit in banks, readily marketable
                                  securities issued by the United States,
                                  readily marketable commercial paper rated
                                  "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts)

    SUBORDINATED DEBT:            "Liabilities" for purposes of the foregoing
                                  covenants do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon."

        2. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment shall be controlling in the event of any conflicts between any prior written agreements and amendments between Silicon and the Borrower, on the one hand, and this Amendment.


Borrower:                                      Silicon:

VITALCOM INC., a Delaware corporation          SILICON VALLEY BANK


By /s/ DAVID L. SCHLOTTERBECK                   By /s/ K. CHAMBERLIN
-----------------------------                   ---------------------------
President or Vice President                        V.P.


By /s/ SHELLEY B. THUNEN
-----------------------------
Secretary or Ass't Secretary



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